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As filed with the Securities and Exchange Commission on January 26, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TRAFFIC.COM, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (States or Other Jurisdiction of Incorporation or Organization)	7310 (Primary Standard Industrial Classification Code Number)	25-1823631 (I.R.S. Employer Identification Numbers)

851 Duportail Road, Wayne, PA 19087
(610) 725-9700
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant's Principal Executive Offices)

Robert N. Verratti
Chief Executive Officer
Traffic.com, Inc.
851 Duportail Road
Wayne, PA 19087
(610) 725-9700
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

Copies to:
Ellen B. Corenswet, Esq. Covington & Burling 1330 Avenue of the Americas New York, New York 10019 (212) 841-1000	Jeffrey S. Marcus, Esq. Morrison & Foerster LLP 1290 Avenue of the Americas, 39th Floor New York, New York 10104-0012 (212) 468-8000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [    ]

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ File: 333-127973

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(3)	Amount of Registration Fee(2)

Common Stock, par value $0.01 per share	$94,156,250	No Additional Fee(4)

(1)
Includes shares of Common Stock subject to the underwriters' over-allotment option.

(2)
The $7,906,250 of Common Stock being registered in this Registration Statement is in addition to the $86,250,000 of Common Stock registered pursuant to the Registrant's Registration Statement on Form S-1 (File No. 333-127973).

(3)
Based upon an offering price of $12.50 per share, which represents a bona fide estimate of the maximum offering price.

(4)
The Registrant previously paid Registration Fees of $10,152 in connection with the Registrant's Registration Statement on Form S-1 (File No. 333-127973).

        THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933.

EXPLANATORY NOTE

        This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"). The contents of the Registration Statement on Form S-1 (File No. 333-127973) filed by Traffic.com, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act, which was declared effective by the Commission on January 24, 2006, is incorporated by reference into this Registration Statement.

        The required opinion and consent are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Traffic.com, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, State of Pennsylvania, on this 26th day of January, 2006.

TRAFFIC.COM, INC.
By:	/s/ ROBERT N. VERRATTI Name: Robert N. Verratti Title: Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 26th day of January, 2006:

Name	Title

/s/ ROBERT N. VERRATTI Robert N. Verratti	Chief Executive Officer and Director (Principal Executive Officer)
/s/ ANDREW MAUNDER Andrew Maunder	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
* David L. Jannetta	President and Director
* Mark DeNino	Chairman of the Board
* John H. Josephson	Director
* George MacKenzie	Director
* Samuel A. Plum	Director
*By:	/s/ ROBERT N. VERRATTI Robert N. Verratti Attorney-in-fact

2

EXHIBIT INDEX

Number	Description
5.1	Opinion of Covington & Burling
23.2	Consent of Covington & Burling (included in Exhibit 5.1)
24.1	Power of Attorney (incorporated herein by reference to Exhibit 24.1 to the Registration Statement on Form S-1 of Traffic.com, Inc., Registration No. 333-127973)

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EXPLANATORY NOTE
SIGNATURES
EXHIBIT INDEX